Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3/A (No. 333-225000) (the “Registration Statement”) of SMTC Corporation of our report dated March 8, 2018 relating to the consolidated financial statements of SMTC Corporation, which appears in SMTC Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario, Canada
June 22, 2018